As filed with the Securities and Exchange Commission on April 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ARCUTIS BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-2974255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3027 Townsgate Road, Suite 300
Westlake Village, California 91361
(Address of Principal Executive Offices) (Zip Code)
Amended and Restated 2022 Employment Inducement Incentive Plan
(Full Title of the Plan)

Todd Franklin Watanabe
President and Chief Executive Officer
Arcutis Biotherapeutics, Inc.
3027 Townsgate Road, Suite 300
Westlake Village, California 91361
(805) 418-5006
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
J. Ross McAloon
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement is being filed by Arcutis Biotherapeutics, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,200,000 shares of the Company’s common stock, $0.0001 par value per share, issuable under the Arcutis Biotherapeutics, Inc. Amended and Restated 2022 Employment Inducement Incentive Plan (the “2022 EIP”), for which registration statements on Form S-8 (File Nos. 333-262902 and 333-270136) are effective. The 2022 EIP provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalent awards, and other stock-based awards.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
The contents of the registration statements on Form S-8 (File Nos. 333-262902 and 333-270136) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

3.1	Restated Certificate of Incorporation	10-Q	3.1	5/12/20	001-39186

3.2	Restated Bylaws	10-Q	3.2	5/12/20	001-39186

4.1	Form of Common Stock Certificate.	S-1/A	4.1	1/21/20	333-235806

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this Registration Statement).					X

99.1#	Arcutis Biotherapeutics, Inc. Amended and Restated 2022 Employment Inducement Incentive Plan.					X

107	Filing Fee Table.					X
______________
# Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on April 21, 2026.

ARCUTIS BIOTHERAPEUTICS, INC.

By:	/s/ Todd Franklin Watanabe
Name:	Todd Franklin Watanabe
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd Franklin Watanabe, Latha Vairavan, and Mas Matsuda, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd Franklin Watanabe	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2026
Todd Franklin Watanabe

/s/ Latha Vairavan	Chief Financial Officer (Principal Accounting and Financial Officer)	April 21, 2026
Latha Vairavan

/s/ Keith R. Leonard	Director, Chair	April 21, 2026
Keith R. Leonard

/s/ Terrie Curran	Director	April 21, 2026
Terrie Curran

/s/ Halley E. Gilbert	Director	April 21, 2026
Halley E. Gilbert

/s/ Patrick J. Heron	Director	April 21, 2026
Patrick J. Heron

/s/ Neha Krishnamohan	Director	April 21, 2026
Neha Krishnamohan

/s/ Sue-Jean Lin	Director	April 21, 2026
Sue-Jean Lin

/s/ Amit Munshi	Director	April 21, 2026
Amit Munshi

/s/ Howard G. Welgus, M.D.	Director	April 21, 2026
Howard G. Welgus, M.D.